UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 18, 2024

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2024, Allied Gaming & Entertainment Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Blue Planet New Energy Technology Limited (the “Purchaser”), pursuant to which the Company agreed to sell and issue and the Purchaser agreed to purchase (i) 6,000,000 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a purchase price of $1.10 per share (the “Purchased Shares”) for a total purchase price of $6,600,000 and (ii) a corresponding warrant (the “Warrant”) to purchase up to 6,000,000 shares of Common Stock, with an exercise price of $1.80 per share, which represents a 50% premium to the closing sales price of the Common Stock on October 17, 2024, issuable upon exercise of the Warrant (the “Warrant Shares” and together with the Purchased Shares and the Warrant, the “Registrable Securities”) (such transaction, the “Transaction”). The Warrant expires five years from the date of issuance. The Purchase Agreement is subject to customary representations, warranties, covenants and conditions.  In addition, the Purchaser is subject to a 6-month lock-up period commencing from the date of closing.

Pursuant to the Purchase Agreement, the Purchaser shall have the right, for a period of 30 days from the closing of the Transaction, to appoint or nominate one qualified director for election to the Board of Directors of the Company (the “Board”) who shall satisfy the independence requirements under applicable NASDAQ corporate governance rules.  The Purchase Agreement does not contain any voting commitment, and the Purchaser may vote its shares of Common Stock in its discretion for any matter requiring a vote of the Company’s stockholders. The Warrant may not be exercised if the Purchaser, together with its affiliates, would beneficially own more than 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise, unless the Company obtains shareholder approval pursuant to applicable NASDAQ rules.  Finally, the Company agreed to register the resale of Registrable Securities pursuant to a registration statement to be filed under the Securities Act of 1933, as amended.

The foregoing description of the Purchase Agreement and the Warrant is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Warrant, copies of which are filed as Exhibit 10.1 and Exhibit 4.1 to this Current Report on Form 8-K and are incorporated by reference herein.

On October 23, 2024, the Company issued a press release announcing the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Election of Directors.

On October 23, 2024, pursuant to the terms of the Purchase Agreement as described above, the Board appointed Mr. Zongmin (Philip) Ding as a Class A director of the Board, effective upon closing of the Transaction, for an initial term expiring at the 2026 annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Mr. Ding currently serves as General Manager of Shanghai Qinshui Family Business Management Co.  Mr. Ding has served as Director and General Manager of Shanghai Guo Chun Venture Capital from 2017 to 2022. From August 2010 to August 2012 Mr. Ding served as Director of Merger & Acquisition at Guo Tai Jun An Securities.  From June 2006 to August 1010, Mr. Ding served as a Manager of Outbound M&A at PricewaterhouseCoopers.  Since August 2012, Mr. Ding has served as a Director for Shanghai International Group Venture Capital.  Since 2015, Mr. Ding has served as a Director for Seagull Kitchen and Bath Products Co., Ltd. (SZ Stock Exchange: 002084.SZ).  Further, Mr. Ding has served as a Director of Datong Taicera Ceramic Industry Co., Ltd.  Mr. Ding graduated from Shanghai Jiao Tong University with a Masters degree.

At this time, Mr. Ding has not been appointed to serve on any committee of the Board, and the Board intends to review Mr. Ding’s committee membership at a later date. Mr. Ding will be entitled to the Company’s standard compensation for non-employee directors There are no family relationships between Mr. Ding and any director, executive officer or person nominated by the Company to become a director or executive officer.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Warrant issued October 18, 2024.

10.1	Share Purchase Agreement, dated October 18, 2024, by and between the Company and Purchaser.

99.1	Press Release dated October 23, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: October 23, 2024	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer